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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2002


                           priceline.com Incorporated
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-25581                   06-1528493
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(State or other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


800 Connecticut Avenue, Norwalk, Connecticut                       06854
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      (Address of principal office)                             (zip code)


                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 9.    REGULATION FD DISCLOSURE.

       On May 23, 2002, priceline.com Incorporated held its annual meeting of stockholders at the Doubletree Club Hotel in Norwalk, Connecticut. At the meeting, as it had the day before in a presentation at Goldman Sachs' 3rd Annual Internet, New Media and E-Commerce Conference in Las Vegas, Nevada, priceline.com re-confirmed its 2nd quarter 2002 financial guidance. In a presentation at the annual meeting of stockholders, priceline.com stated that it continues to expect that 2nd quarter 2002 revenue will come in between $320 million and $350 million, which is the range given to analysts in priceline.com's 1st quarter 2002 conference call. In addition, the company stated that it had recently set a record for the number of hotel room nights sold in a day and that the average price paid per booked offer for an airline ticket for the first two weeks of May 2002 had increased approximately 12% over the same period a year ago, despite a decline in the number of airline ticket sold compared to the same period last year. The information set forth above is qualified in its entirety by reference to priceline.com's presentation materials which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

       EXHIBITS.


              99.1 Presentation materials presented at priceline.com Incorporated's annual meeting of stockholders held at the Doubletree Club Hotel in Norwalk, Connecticut on May 23, 2002.




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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PRICELINE.COM INCORPORATED



                                By: /s/ Jeffery H. Boyd
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                                    Name: Jeffery H. Boyd
                                    Title: President and Chief Operating Officer

Date:  May 23, 2002


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                                  EXHIBIT INDEX


    EXHIBIT NO.      DESCRIPTION
    -----------      -----------

       99.1 Presentation materials presented at priceline.com Incorporated's annual meeting of stockholders held at the Doubletree Club Hotel in Norwalk, Connecticut on May 23, 2002.